EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contacts: Media Relations
Tina Barry, (972) 673-7931
Greg Artkop, (972) 673-8470

Investor Relations
Aly Noormohamed, (972) 673-6050
DR PEPPER SNAPPLE GROUP TO RECONFIRM GUIDANCE AT LEHMAN BROTHERS SECOND ANNUAL BACK-TO-SCHOOL CONSUMER CONFERENCE
PLANO, Texas – September 3, 2008 – Today at the Lehman Brothers Second Annual Back-To-School Consumer Conference in Boston, MA, Larry Young, DPS president and CEO, will reconfirm full-year 2008 guidance. The Company expects 2008 earnings per share of at least $1.65. Excluding certain items, 2008 EPS is expected to be at least $1.94 – unchanged from its previous guidance.

Full Year 2008 Guidance	2008
2008 full-year guidance EPS	$1.65
Items affecting comparability:
Restructuring costs	0.10
Transaction and separation costs	0.08
Bridge loan fees and expenses	0.06
Separation related tax items	0.04

2008 full-year guidance EPS excluding certain items	$1.94	*

*	Does not sum due to rounding.
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About Dr Pepper Snapple Group
Dr Pepper Snapple Group, Inc., (NYSE: DPS) is an integrated refreshment beverage business marketing more than 50 beverage brands to consumers throughout North America. In addition to its flagship Dr Pepper and Snapple brands, the company’s portfolio includes 7UP, Mott’s, A&W, Sunkist Soda, Hawaiian Punch, Canada Dry, Schweppes, Squirt, RC Cola, Diet Rite, Penafiel, Rose’s, Yoo-hoo, Clamato, Mr & Mrs T and other well-known consumer favorites. Based in Plano, Texas, Dr Pepper Snapple Group employs approximately 20,000 people and operates 24 bottling and manufacturing facilities and more than 200 distribution centers across the United States, Canada, Mexico and the Caribbean. For more information, please visit http://www.drpeppersnapple.com/

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and elsewhere in our Registration Statement on Form 10 filed with the Securities and Exchange Commission on April 22, 2008. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws
Media Contacts:
Tina Barry (972) 673-7931
Greg Artkop (972) 673-8470
Investor Relations
Aly Noormohamed, SVP Investor Relations
(972) 673-6050